EXHIBIT 10.2

Mister Goody, Inc.
14762 Wildflower Lane
Delray Beach, Florida 33446

October 15, 2013

John R. Exley, III
CEO
Acorn Management Partners, LLC
4080 McGinnis Ferry Road #1101
Alpharetta, Georgia 30005

Mr. Exley,

This letter serves as notice that the Professional Relations and Consulting Agreement dated September 11, 2013 with your company is hereby cancelled for non-performance.

Sincerely,

/s/ Joel Arberman

Joel Arberman
President
Mister Goody, Inc.